EXHIBIT 4.64

                   OPTION AGREEMENT DATED SEPTEMBER 22, 2003,
               BETWEEN THE COMPANY AND CLOUDBREAK RESOURCES LTD.



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                            CLOUDBREAK RESOURCES LTD.

BRUCE BRAGAGNOLO
Direct Phone No. (604) 642-5180
Direct Fax No. (604) 642-5189
Email:bruce@boxlaw.com

BY CURRIER

September 22, 2003

IMA EXPLORATION INC.
Suite 709 - 837 West Hastings Street
Terminal City Club Tower
Vancouver, British Columbia
V6C 3N6

Attention: Joseph Grosso, President:

Dear Sirs:

Re:      Gollete Property

Further to our correspondence we now enclose herewith our revised proposal for the option by Cloudbreak Resources Ltd. for the acquisition of the Gollete Property in San Juan Province, Patagonia.

We confirm that the terms of the proposal are the payment of 500,000 shares on Exchange acceptance and 350,000 on October 1, 2004; and exploration expenditures of US$ 1,000,000 over three years with US$150,000 being spent in the first year, US$350,000 in the second year and US$500,000 in the third year in order to earn an initial 50% interest. There will be the option to increase to 75% by making additional exploration expenditures of US$1,000,000 in year 4; US$1,500,000 in year 5; issuing 1,000,000 shares; and, providing a comprehensive report on the results of the work performed up to the date of the report. Cloudbrake will also pay to IMA amounts to cover fees, taxes and vendor payments due on the Property to maintain the Property in good standing.

We trust the above terms meet with your approval and look forward to receipt of your response at your earliest convenience.

Yours Truly,                      Terms accepted this 22nd day of September 2003


CLOUDBREAK RESOURCES LTD.           IMA EXPLORATION INC.
Per:                                Per:


/s/ BRUCE BRAGAGNOLO

Bruce Bragagnolo                     /s/ JOSEPH GROSSO
                                    --------------------------------------------
                                    Joseph Grosso, President & C.E.O.



  Suite 602- 570 Granville Street, Vancouver, British Columbia, Canada, V6C 3P1
                 Telephone: 604-642-5180 Facsimile: 604-642-5189